Exhibit 99.1

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

Page
AUDITED FINANCIAL FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2022 and 2021	F-3
Statement of Operations for the Years Ended December 31, 2021 and for the Period from January 8, 2021 (inception) Through December 31, 2021	F-4
Statement of Changes in Shareholder’s Equity (Deficit) for the Year Ended December 31, 2022 and for the Period from January 8, 2021 (inception) Through December 31, 2021	F-5
Statement of Cash Flows for the Year Ended December 31, 2022 and for the Period January 8, 2021 (inception) Through December 31, 2021	F-6
Notes to Financial Statements	F-7

MULTIMETAVERSE INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

MultiMetaVerse Holdings Limited (f/k/a Model Performance Acquisition Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MultiMetaVerse Holdings Limited (f/k/a Model Performance Acquisition Corp.) (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from January 8, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from January 8, 2021 (inception) through December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

Houston, TX
April 28, 2023

PCAOB ID Number 688

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

BALANCE SHEETS

	December 31,
	2022	2021
Assets
Cash	$2,222,795	$336,852
Prepaid expenses and other current assets	91,982	49,253
Total current assets	2,314,777	386,105
Marketable securities held in Trust Account	23,632,158	58,078,580
Total Assets	$25,946,935	$58,464,685
Liabilities, Shares Subject to Possible Redemption and Shareholders’ Deficit
Accrued offering costs and expenses	$2,047,911	$559,478
Due to related parties	—	58,413
Advances from PIPE investors	2,000,000	—
Promissory note – Legacy MMV	2,684,975	—
Total current liabilities	6,732,886	617,891
Warrant liability	16,375	52,151
Deferred underwriting fee	2,012,500	2,012,500
Total liabilities	8,761,761	2,682,542

Commitments and Contingencies (Note 8)

Class A ordinary shares subject to possible redemption, 2,241,006 and 5,750,000 shares at $10.55 and $10.10 redemption value as of December 31, 2022 and 2021, respectively	23,632,158	58,078,580

Shareholders’ Deficit:
Preference shares, no par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value; 100,000,000 shares authorized; 350,000 issued and outstanding (excluding 2,241,006 and 5,750,000 subject to possible redemption as of December 31, 2022 and 2021, respectively)	2,925,000	2,925,000
Class B ordinary shares, no par value; 10,000,000 shares authorized; 1,437,500 shares issued and outstanding	25,001	25,001
Accumulated deficit	(9,396,985)	(5,246,438)
Total shareholders’ deficit	(6,446,984)	(2,296,437)
Total Liabilities, Shares Subject to Possible Redemption and Shareholders’ Deficit	$25,946,935	$58,464,685

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

STATEMENTS OF OPERATIONS

		For the Period
		from January 8,
	For the Year	2021 (inception)
	Ended	through
	December 31,	December 31,
	2022	2021
Formation and operating costs	$2,812,222	$960,518
Loss from operations	(2,812,222)	(960,518)
Other income:
Change in fair value of warrant liability	35,776	84,820
Trust interest income	522,672	3,580
Total other income	558,448	88,400
Net loss	$(2,253,774)	$(872,118)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	4,836,700	4,229,692
Basic and diluted net loss per Class A ordinary shares subject to possible redemption	$(0.34)	$(0.15)
Basic and diluted weighted average shares outstanding, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	1,787,500	1,674,958
Basic and diluted net loss per share, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	$(0.34)	$(0.15)

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM JANUARY 8, 2021

(INCEPTION) THROUGH DECEMBER 31, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance as of January 8, 2021 (Inception)	—	$—	—	$—	$—	$—
Issuance of Founder shares	—	—	1,437,500	25,001	—	25,001
Sale of 270,000 Private Placement Units on April 12, 2021	270,000	2,700,000	—	—	—	2,700,000
Sale of 22,500 Private Placement Units on April 15, 2021 through over-allotment	22,500	225,000	—	—	—	225,000
Issuance of representative shares	50,000	—	—	—	401,711	401,711
Issuance of representative shares through over-allotment	7,500	—	—	—	60,257	60,257
Accretion of carrying value to redemption value	—	—	—	—	(4,257,708)	(4,257,708)
Additional amount in deposited into trust ($10.10 per Unit-$10.00 per Unit)	—	—	—	—	(575,000)	(575,000)
Net loss	—	—	—	—	(872,118)	(872,118)
Accretion of interest income	—	—	—	—	(3,580)	(3,580)
Balance as of December 31, 2021	350,000	2,925,000	1,437,500	25,001	(5,246,438)	(2,296,437)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	(522,672)	(522,672)
Additional amount deposited into trust ($0.30 per Class A ordinary share subject to possible redemption)	—	—	—	—	(1,374,101)	(1,374,101)
Net loss	—	—	—	—	(2,253,774)	(2,253,774)
Balance as of December 31, 2022	350,000	$2,925,000	1,437,500	$25,001	$(9,396,985)	$(6,446,984)

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

STATEMENTS OF CASH FLOWS

		For the Period
		from January 8,
	For the Year Ended	2021 (Inception) to
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,253,774)	$(872,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by Sponsor	—	3,725
Interest earned on cash and marketable securities held in Trust Account	(522,672)	(3,580)
Change in fair value of warrant liability	(35,776)	(84,820)
Changes in current assets and liabilities:
Prepaid assets	(42,729)	103,747
Due to Related Party	(58,413)	58,413
Accrued expenses	1,488,433	559,478
Net cash used in operating activities	(1,424,931)	(235,155)

Cash flows from investing activities:
Amount deposited into trust	(1,374,101)	(58,075,000)
Disposal of investment held in Trust Account	36,343,195	—
Net cash provided by (used in) investing activities	34,969,094	(58,075,000)

Cash flows from financing activities:
Proceeds from loan from related party	2,684,975	—
Proceeds from initial public offering, net of costs	—	56,350,000
Proceeds from PIPE investment	2,000,000	—
Proceeds from private placement	—	2,925,000
Payment of advance from related party	—	(110,243)
Payment of promissory note from related party	—	(200,000)
Payment of deferred offering costs	—	(317,750)
Redemption of class A ordinary shares	(36,343,195)	—
Net cash (used in) provided by financing activities	(31,658,220)	58,647,007

Net change in cash	1,885,943	336,852
Cash, beginning of the period	336,852	—
Cash, end of the period	$2,222,795	$336,852

Supplemental disclosure of non-cash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$—	$25,001
Offering costs paid by Sponsor under promissory note	$—	$153,518
Deferred underwriting discount	$—	$2,012,500
Initial classification of private warrants	$—	$136,971
Remeasurement of Class A ordinary shares subject to possible redemption, including additional amounts deposited into trust	$1,896,773	$—

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 1 — Organization, Business Operation, Liquidation and Business Combination

Model Performance Acquisition Corp. (now known as MuliMetaVerse Holding Limited, the “Company”) was incorporated as a British Virgin Islands business company on January 8, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from January 8, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and subsequent to the IPO, searching for a Business Combination target and the negotiation of the Business Combination Agreement as described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is First Euro Investments Limited, a British Virgin Islands company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on April 7, 2021 (the “Effective Date”). On April 12, 2021, the Company consummated the IPO of 5,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “public share”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is discussed in Note 3. Simultaneously with the closing of the IPO, the Company consummated the sale of 270,000 units (the “Private Placement”), at a price of $10.00 per Private Unit, which is discussed in Note 4.

On April 15, 2021, the underwriters exercised the over-allotment option in full and purchased an additional 750,000 Units (the “Over-Allotment Units”), generating gross proceeds of $7,500,000. In connection with the closing of the purchase of the Over-Allotment Units, the Company sold an additional 22,500 Private Placement Units, generating gross proceeds of $225,000.

Transaction costs of the IPO and the exercise of over-allotment option, amounted to $4,120,737 consisting of $1,150,000 of underwriting fee, $2,012,500 of deferred underwriting fee, $496,269 of other offering costs, and $461,968 of fair value of 57,500 representative’s ordinary shares.

Following the closing of the IPO and the exercise of over-allotment option, $58,075,000 ($10.10 per Unit) from the net offering proceeds of the sale of the Units in the IPO, the sale of the Private Placement and the exercise of over-allotment option was placed in a trust account (the “Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. On March 29, 2022, June 29, 2022 and September 29, 2022, the Company deposited into the Trust Account for an aggregate of $1,374,101 (representing $0.30 per Class A ordinary share) to extend the Combination Period from April 12, 2022 to January 12, 2023 (three three-months extensions). On September 29, 2022, $36,343,195 was paid from the Trust Account to MPAC public shareholders for redemption of 3,508,994 Class A ordinary shares. The remaining proceeds from the IPO and the sale of the Private Placement Units after redemption were released from the Trust Account until the completion of the initial Business Combination on January 4, 2023.

Business Combination

On January 4, 2023, the Company consummated the Business Combination pursuant to the merger agreement, entered into on August 6, 2021 (as amended on January 6 and September 29, 2022, the “Merger Agreement”), between the Company and MultiMetaVerse Inc., a Cayman Islands exempted company (“Legacy MMV”). Pursuant to the Merger Agreement, the Business Combination has been effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of the Company, the Company reincorporated to British Virgin Islands by merging with and into Model Performance Mini Corp., a British Virgin Islands business company (“PubCo”, renamed to MultiMetaVerse Holdings Limited, “MMV”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); and (ii) Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), was merged with and into Legacy MMV resulting in Legacy MMV being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among the Company, PubCo, Merger Sub, Legacy MMV and certain shareholders of Legacy MMV (“Principal Shareholders”). The aggregate consideration for the Acquisition Merger is $300,000,000, payable in the form of 30,000,000 newly issued MMV ordinary shares valued at $10.00 per share.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Immediately prior to the consummation of the Business Combination, all outstanding Units of the Company separated into their individual components of the Company’s Class A ordinary shares, public warrants and rights ceased separate existence and trading. Upon the consummation of the Business Combination, the Company’s Class B ordinary shares automatically converted into its Class A ordinary shares, and the current equity holdings of the the Company’s shareholders were exchanged as follows:

●	Each Class A ordinary share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each Class A ordinary share, MMV shall issue to each of the Company’s shareholders (other than the shareholders who exercised their redemption rights in connection with the Business Combination or the Charter Amendment Proposal) one validly issued MMV Class A ordinary share;

●	Each whole warrants issued and outstanding immediately prior to effective time of the Reincorporation Merger was converted into a warrant to purchase one MMV Class A ordinary share (each, a “MMV Warrant”) (or equivalent portion thereof). The MMV Warrants will have substantially the same terms and conditions as set forth in the Company’s warrants; and

●	The holders of Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger received one-tenth (1/10) of one MMV Class A ordinary share in exchange for the cancellation of each Right; provided, however, that each holder entitled to receive a fraction of a MMV Class A ordinary share shall receive, in lieu of such fractional share, one MMV Class A ordinary share rounding up to the nearest whole MMV Class A ordinary share.

On November 3, 2022, the Company and PubCo entered into a subscription agreement (the “Prominence Agreement”) with Prominence Investment Management Ltd. (“Prominence”), pursuant to which the Company and PubCo have agreed to issue and sell to Prominence an aggregate of 1,200,000 Class A ordinary shares, for an aggregate purchase price of $12,000,000 at $10.00 per share. As of December 31, 2022, the Company received $2 million of the PIPE financing. On January 30, 2023, MMV received another tranche of PIPE investment amounted to $2.5 million. After a series of negotiations, MMV and Prominence agreed to waive their remaining rights and obligations under the Prominence Agreement.

Liquidity and Capital Resources

As of December 31, 2022, the Company had $2,222,795 in cash (including $2 million from PIPE investment) and working capital deficiency of $4,418,109.

The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the proceeds of $200,000 under the Note (Note 6). Subsequent from the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the IPO, the Private Placement held outside of the Trust Account and the Loan from Legacy MMV as described in Note 7. On January 10, 2022, March 21, 2022, June 21, 2022, June 29, 2022 and September 30 2022, the Company received loans for an aggregate of $2,684,975, from Legacy MMV.

On January 4, 2023, the Company consummated the Business Combination pursuant to the terms of the Merger Agreement with Legacy MMV and became a wholly owned subsidiary of MMV. Following the Business Combination, the Company became part of MMV, and all its assets and liabilities became assets and liabilities of MMV; the Company has had no operations on its own at all and wouldn’t incur any additional expenses and liabilities for its business prior to the Business Combination. The Company’s ability to meet all of its obligations as of December 31, 2022 has been testified by the subsequent settlement by the Company itself or by MMV. As of the date that the financial statements were issued, the majority of the Company’s liabilities owed to third parties as of December 31, 2022 have been settled.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, ( the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 102(b)(1) of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company intends to take advantage of the benefits of this extended transition period. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

As of December 31, 2022 and 2021, the Company had $2,222,795 and $336,852 in cash. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash and cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Marketable Securities Held in Trust Account

At December 31, 2022 the assets held in the Trust Account were released to a Trust Operating Account, which was subsequently distributed on and after the Business Combination consummated on January 4, 2023. At December 31, 2021 the assets held in the Trust Account were held in institutional money market mutual funds and cash. The Company’s investments held in the Trust Account are classified as trading securities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit. As of December 31, 2022 and 2021, the Company has not experienced losses on these accounts.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, on December 31, 2022 and 2021, 2,241,006 and 5,750,000 shares of Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

All of the 5,750,000 Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity.

The Class A ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary share resulted in charges against additional paid-in capital and accumulated deficit.

As of December 31, 2022 and 2021, the amount for Class A ordinary shares subject to possible redemption reflected in the balance sheets are reconciled in the following table:

	December 31,	December 31,
	2022	2021
Gross proceeds from IPO	$57,500,000	$57,500,000
Less:
Proceeds allocated to Warrants	(136,971)	(136,971)
Ordinary share issuance costs	(4,120,737)	(4,120,737)
Plus:
Accretion of carrying value to redemption value	4,257,708	4,257,708
Additional amount deposited into trust	1,949,101	575,000
Remeasurement of Class A ordinary shares subject to possible redemption	526,252	3,580
Less:
Class A ordinary shares redeemed on September 29, 2022	(36,343,195)	—
Contingently redeemable ordinary shares	$23,632,158	$58,078,580

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

On March 29, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account an additional $575,000 (representing $0.10 per Class A ordinary share) to extend the Combination Period from April 12, 2022 to July 12, 2022.

On June 29, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account an additional $575,000 (representing $0.10 per Class A ordinary share) to extend the Combination Period from July 12, 2022 to October 12, 2022.

On September 29, 2022, $36,343,195 was paid from the Trust Account to MPAC public shareholders for redemption of 3,508,994 Class A ordinary shares, and $224,101 was deposited into the trust account by the Company, to extend the Combination Period from October 12, 2022 to January 12, 2023.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to shareholders’ deficit upon the completion of the IPO, while the offering costs attributable to private placement warrants are immaterial and not recorded. Accordingly, as of December 31, 2022, offering costs in the aggregate of $4,120,737 have been charged to shareholders’ deficit (consisting of $1,150,000 of underwriting fee, $2,012,500 of deferred underwriting fee, and $496,269 of other offering costs, and $461,968 of fair value of 57,500 representative’s ordinary shares).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Income Taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return.

For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the British Virgin Islands. In accordance with British Virgin Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Warrant Liability

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re- valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Financial Accounting Standards Board (“FASB”) ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

The Company accounts for the private placement warrants as warrant liabilities due to certain features contained in the warrant agreements that give rise to liability treatment. The public warrants are treated as equity as they do not meet the definition of a warrant liability.

Net Loss Per Share

The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The 3,021,250 potential common shares for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the year ended December 31, 2022 and for the period from January 8, 2021 (inception) through December 31, 2021, because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary shares:

			For the Period from
	For the Year Ended		January 8, 2021 (Inception) to
	December 31, 2022		December 31, 2021
		Class B and		Class B and
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
	Class A	Class B	Class A	Class B
Numerator:
Allocation of net loss	(1,645,607)	(608,167)	(624,726)	(247,392)
Denominator:
Weighted-average shares outstanding	4,836,700	1,787,500	4,229,692	1,674,958
Basic and diluted net loss per share	(0.34)	(0.34)	(0.15)	(0.15)

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company has determined not to early adopt ASU 2020-06.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Note 3 — Initial Public Offering

Pursuant to the IPO, the Company sold 5,000,000 Units, (at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, one-half of one redeemable warrant and one right. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Each right entitles the holder to receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination.

On April 15, 2021, the underwriter fully exercised their over-allotment option with respect to the 750,000 option units resulting in gross proceeds of $7,500,000.

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 270,000 Private Placement Units at a price of $10.00 per unit ($2,700,000 in the aggregate). Each Private Placement Unit is identical to the Units sold in the IPO, except as described below. There are no redemption rights or liquidating distributions from the Trust Account with respect to the founder shares, private placement shares, private placement warrants or private placement rights. The warrants and rights will expire worthless if the Company does not consummate a Business Combination within the allotted 12-month period (or up to 18 months from the completion of the IPO if the Company extends the period of time to consummate a Business Combination by the full amount of time). A portion of the purchase price of the Private Placement Units was added to the proceeds from this offering to be held in the Trust Account.

Simultaneously with the full exercise of over-allotment option, the Sponsor purchased an aggregate of 22,500 Private Placement Units resulting in gross proceeds of $225,000.

Note 5 — Fair Value of Warrant Liabilities

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The following presents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on non-recurring basis as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Asset:
Marketable securities held in Trust Account	$23,632,158	$—	$—	$23,632,158
Total Asset	$23,632,158	$—	$—	$23,632,158
Liability:
Warrant Liability	$—	$—	$16,375	$16,375
Total Liability	$—	$—	$16,375	$16,375

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

The following presents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on non-recurring basis as of December 31, 2021:

	Level 1	Level 2	Level 3	Total
Asset:
Marketable securities held in Trust Account	$58,078,580	$—	$—	$58,078,580
Total Asset	$58,078,580	$—	$—	$58,078,580
Liability:
Warrant Liability	$—	$—	$52,151	$52,151
Total Liability	$—	$—	$52,151	$52,151

The estimated fair value of the warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a Business Combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. Once the warrants become exercisable, the Company may redeem the outstanding warrants when the price per Class A ordinary shares equals or exceeds $18.00. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	April 12,	December 31,	December 31,
Inputs	2021	2021	2022
Exercise price	$11.50	$11.50	$11.50
Stock price	$8.07	$9.99	$7.60
Volatility	24.4%	7.1%	38.9%
Expected term of the warrants	5.69	5.35	0.53
Risk-free rate	1.03	1.29%	4.76%
Dividend yield	—	—	—

The following table sets forth a summary of the changes in the fair value of the warrant liability for year ended December 31, 2022:

Warrant
Liability
Fair value as of December 31, 2021	$52,151
Change in fair value of warrant liability	(35,776)
Fair value as of December 31, 2022	$16,375

The following table sets forth a summary of the changes in the fair value of the warrant liability for the period from January 8, 2021 (inception) to December 31, 2021:

Warrant
Liability
Fair value as of January 8, 2021 (inception)	$—
Initial fair value of warrant liability upon issuance at IPO	126,435
Initial fair value of warrant liability upon the exercise of over-allotment option	10,536
Change in fair value of warrant liability	(84,820)
Fair value as of December 31, 2021	$52,151

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Note 6 — Related Party Transactions

Founder Shares

On January 13, 2021, the Company issued 1,437,500 founder shares for an aggregate purchase price of $25,001. Up to 187,500 founder shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On April 15, 2021, the underwriter exercised the full overallotment option and therefore the 187,500 founder shares are no longer subject to forfeiture (See Note 8).

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within such time period and (iv) the founder shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in the amended and restated memorandum and articles of association. If the Company submits the initial Business Combination to the MPAC public shareholders for a vote, the Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.

Promissory Note - Related Party

On January 13, 2021, the Sponsor agreed to loan the Company up to $200,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and are due at the closing of the IPO. The Company had borrowed $200,000 under the promissory note and fully repaid as of August 24, 2021. As of December 31, 2022 and 2021, the Promissory Note was terminated.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,150,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination company at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date of the IPO, the Company will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination on January 4, 2023, the Company ceased paying these monthly fees. For the year ended December 31, 2022, the Company incurred $120,000 in expenses in connection with such services. For the period from April 7, 2021 (“Effective Date”) through December 31, 2021, the Company incurred $86,333 in expenses in connection with such services.

Note 7 — Promissory Note – Legacy MMV

On January 6, 2022, each of the parties to the Merger Agreement and Avatar Group Holdings Limited entered into a First Amendment to the Merger Agreement (the “Amendment”). Under the Amendment, Legacy MMV agrees to make to Company, and the Company agrees to borrow from Legacy MMV three tranches of non-interest bearing loans in the aggregate principal amount of $2,750,000, all of which shall become repayable upon closing of the Business Combination, or if the Company, PubCo and Merger Sub materially breach the Merger Agreement or the Amendment and such breach has not been cured within fifteen (15) days after the Company’s receipt of such notice containing the details of breach. As of December 31, 2022, we received $2,684,975 under such loan.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

On September 29, 2022, the Company, Legacy MMV and other named parties entered into the Second Amendment to the Merger Agreement pursuant to which, Legacy MMV agreed to make an interest-free loan to the Company for an aggregate principal amount of $525,000 in two tranches, all of which shall become repayable only at the closing of a business combination by the Company or as otherwise stipulated.

On January 10, 2022, March 21, 2022, June 21, 2022, June 29, 2022 and September 30, 2022, the Company received loans for an aggregate of $2,684,975, from the target company, Legacy MMV. As of December 31, 2022, $2,684,975 was outstanding under this loan.

Note 8 — Commitments & Contingencies

Registration Rights

The holders of founder shares, Private Placement Units, shares being issued to the underwriters of the IPO, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of the IPO requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Company’s Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

The Company granted the underwriter a 45-day option from April 12, 2021 to purchase up to 750,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting fees and commissions. On April 15, 2021, the underwriter fully exercised the over-allotment option.

On April 12, 2021, the Company paid a fixed underwriting fee of $1,000,000. On April 15, an additional of $150,000 underwriting fee was paid as a result of the fully exercise of over-allotment option. Additionally, a deferred underwriting fee of $2,012,500, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.

Upon the consummation of the Business Combination with Legacy MMV, the Company paid part of the deferred underwriting fee of $2,0212,500 on and after January 4, 2023, and will pay the remaining subsequently.

Representative’s Ordinary Shares

The Company has issued to Maxim Partners LLC and/or its designees, 57,500 ordinary shares upon the consummation of IPO and the exercise of the over-allotment option, the fair value of which is $461,968 using the Monte-Carlo simulation model. The fair value of the representative’s ordinary shares granted to Maxim was estimated as of the date of grant using the following assumptions: (1) expected volatility of 14%, (2) risk-free interest rate of 0.05% and (3) fair value per ordinary share of $8.69. The value of the Representative Shares had been recorded as deferred offering costs and additional paid-in capital upon Underwriter’s completion of the IPO services for which it received the Representative Shares as compensation. The deferred offering costs were included in the total offering costs that were allocated among public ordinary shares and warrants upon IPO. Maxim has agreed not to transfer, assign or sell any such shares until the completion of the initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales in the IPO, except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Right of First Refusal

For a period beginning on the closing of the IPO and ending 12 months from the closing of a Business Combination, the Company has granted Maxim a right of first refusal to act as lead-left book running manager and lead left placement agent for any and all future private or public equity, equity-linked, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales in the IPO.

Subscription Agreement

On November 3, 2022, the Company, PubCo and Prominence entered into Prominence Agreement, pursuant to which Prominence has committed to purchase an aggregate of 1,200,000 Class A Ordinary Shares from PubCo at a price per share of $10.00, for gross proceeds of $12,000,000 (the “PIPE Investment”). The closing of the PIPE Investment is conditioned upon, among other things, the completed or concurrent consummation of the Business Combination set forth in the Merger Agreement dated August 6, 2021, as amended on January 6, 2022 and September 29, 2022 by and among the Company, PubCo, Merger Sub, Legacy MMV, and certain shareholders of Legacy MMV. As of December 31, 2022, the Company received $2 million of the PIPE financing.

On January 6, 2023, MMV completed the first installment of the PIPE Investment in the amount of US$2 million for the subscription of 200,000 Class A ordinary shares of Pubco to Digital Analog Integration Ltd. (“DAL”), an assignee of Prominence. On January 30, 2023, MMV closed the second installment of the PIPE Investment in the amount of US$2.5 million for the subscription of 250,000 Class A ordinary shares of Pubco to DAL. After a series of negotiations, MMV and Prominence agreed to waive their remaining rights and obligations under the Prominence Agreement.

Note 9 — Shareholders’ Deficit

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with no par value and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue a total of 100,000,000 Class A ordinary shares at no par value. As of December 31, 2022 and 2021, there were 350,000 Class A ordinary shares issued and outstanding, excluding 2,241,006 and 5,750,000 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue a total of 10,000,000 Class B ordinary shares at no par value. As of December 31, 2022 and 2021, there were 1,437,500 and 1,437,500 Class B ordinary shares issued and outstanding.

Warrants — Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any founder shares held by such shareholders or their affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price shall be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described in the section “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO and 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use best efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the public warrants become exercisable, the Company may redeem the public warrants:

●	in whole and not in part;

●	at a price of $0.01 per public warrant;

●	upon not less than 30 days ‘prior written notice of redemption to each warrant holder and

●	if, and only if, the reported last sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the warrants after the initial Business Combination. If the Company calls the warrants for redemption and the management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

If the number of issued and outstanding Class A ordinary shares is increased by a capitalization payable in Class A ordinary shares, or by a sub-division of Class A ordinary shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

Rights

Each holder of a right will receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination, even if the holder of such right redeemed all Class A ordinary shares held by the holder in connection with the initial Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted into Class A ordinary share basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the Business Combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to the Company.

If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. As soon as practicable upon the consummation of the initial Business Combination, the Company will direct registered holders of the rights to return their rights to the rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such rights the number of full Class A ordinary shares to which it is entitled. The Company will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such Business Combination and have been informed by the rights agent that the process of exchanging their rights for Class A ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide the Company with any means of avoiding the Company’s obligation to issue the shares underlying the rights upon consummation of the initial Business Combination. Other than confirming that the rights delivered by a registered holder are valid, the Company will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination.

The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company’s). The Company will not issue fractional shares upon conversion of the rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Island’s law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of the investors’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination. Accordingly, the rights may expire worthless.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

On January 4, 2023, the Company consummated the Business Combination with Legacy MMV. Immediately prior to the consummation of the Business Combination, all outstanding Units of the Company separated into their individual components of the Company’s Class A ordinary shares, public warrants and rights ceased separate existence and trading. Upon the consummation of the Business Combination, the Company’s Class B ordinary shares automatically converted into its Class A ordinary shares, and the current equity holdings of the Company’s shareholders were exchanged as follows:

●	Each Class A ordinary share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each Class A ordinary share, MMV issued to each of the Company’s shareholder (other than the shareholders who exercised their redemption rights in connection with the Business Combination or the Charter Amendment Proposal) one validly issued MMV Class A ordinary share;

●	Each whole warrants issued and outstanding immediately prior to effective time of the Reincorporation Merger was converted into a warrant to purchase one MMV Class A ordinary share (each, a “MMV Warrant”) (or equivalent portion thereof). The MMV Warrants will have substantially the same terms and conditions as set forth in the Company’s warrants; and

●	The holders of Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger received one-tenth (1/10) of one MMV Class A ordinary share in exchange for the cancellation of each Right; provided, however, that each holder entitled to receive a fraction of a MMV Class A ordinary share shall receive, in lieu of such fractional share, one PubCo Class A ordinary share rounding up to the nearest whole MMV Class A ordinary share.

On January 6, 2023, MMV completed the first installment of the PIPE Investment in the amount of US$2 million for the subscription of 200,000 Class A ordinary shares of Pubco to Digital Analog Integration Ltd. (“DAL”), an assignee of Prominence. On January 30, 2023, MMV closed the second installment of the PIPE Investment in the amount of US$2.5 million for the subscription of 250,000 Class A ordinary shares of Pubco to DAL. After a series of negotiations, MMV and Prominence agreed to waive their remaining rights and obligations under the Prominence Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

MultiMetaVerse Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MultiMetaVerse Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2021

New York, NY

April 28, 2023

PCAOB ID Number 5395

MULTIMETAVERSE INC.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$625,184	$374,929
Accounts receivable, net	787,480	875,141
Amounts due from related parties	151,826	153,736
Inventories, net	820,181	591,087
Prepaid expenses and other current assets	3,135,906	1,162,344
Total current assets	$5,520,577	$3,157,237
Non-current assets:
Property and equipment, net	197,578	282,849
Intangible assets, net	104,866	224,108
Long-term investment	460,000	460,000
Right-of-use assets	645,090	—
Other non-current assets	—	49,738
Total non-current assets	1,407,534	1,016,695
TOTAL ASSETS	$6,928,111	$4,173,932

Liabilities
Current liabilities:
Short-term bank borrowings	$116,424	$—
Accounts payable	1,093,465	803,924
Amounts due to related parties, current portion	483,536	2,580,773
Deferred revenue, current portion	194,668	59,226
Operating lease liabilities	555,869	—
Accrued liabilities and other current liabilities	1,927,414	1,021,065
Total current liabilities	4,371,376	4,464,988
Non-current liabilities:
Amounts due to related parties, non-current portion	19,401,144	9,731,795
Deferred revenue, non-current portion	560,796	—
Total non-current liabilities	19,961,940	9,731,795
TOTAL LIABILITIES	$24,333,316	$14,196,783
Shareholders’ equity
Ordinary shares*(par value of $0.0001 per share; 500,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 139,829,193 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	13,983	13,983
Subscription receivable	—	(13,983)
Additional paid-in capital	74,238,877	70,183,033
Accumulated deficit	(86,487,293)	(73,972,987)
Accumulated other comprehensive loss	(3,365,595)	(3,968,419)
MultiMetaVerse Inc. shareholders’ deficit	(15,600,028)	(7,758,373)
Non-controlling interests	(1,805,177)	(2,264,478)
Total shareholders’ deficit	(17,405,205)	(10,022,851)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6,928,111	$4,173,932

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2022	2021
Net revenue
Services	$8,308,258	$6,961,024
Products	3,917,079	3,520,713
Total net revenue	12,225,337	10,481,737
Operating cost and expenses:
Cost of revenue
Services	(4,384,732)	(4,734,964)
Products	(1,966,217)	(1,662,591)
Total cost of revenue	(6,350,949)	(6,397,555)
Impairment loss	—	(30,454)
Selling expenses	(1,192,584)	(1,297,599)
General and administrative expenses	(9,697,385)	(29,955,168)
Research and development expenses	(7,410,675)	(5,705,328)
Total operating cost and expenses	(24,651,593)	(30,551,793)
Loss from operations	(12,426,256)	(43,386,104)
Other income/(loss):
Interest income	1,841	1,920
Interest expenses	(587,151)	(94,956)
Foreign currency exchange gain/(loss), net	12,663	(1,846)
Other income, net	209,592	308,149
Total other income/(loss)	(363,055)	213,267
Loss before income tax expense	(12,789,311)	(32,691,100)
Income tax expense	—	—
Net loss	$(12,789,311)	$(32,691,100)
Net loss attributable to non-controlling interest	(275,005)	(697,588)
Net loss attributable to MultiMetaVerse Inc. shareholders	(12,514,306)	(31,993,512)
Other comprehensive income/(loss)
Foreign currency translation gain/(loss), net of nil income taxes	864,186	(610,855)
Total comprehensive loss	$(11,925,125)	$(33,301,955)
Total comprehensive loss attributable to non-controlling interest	(19,447)	(772,187)
Total comprehensive loss attributable to MultiMetaVerse Inc.’s shareholders	(11,905,678)	(32,529,768)
Loss per ordinary share attributable to MultiMetaVerse Inc.’s shareholders
Basic and Diluted*	(0.09)	(0.23)
Weighted average number of ordinary shares outstanding
Basic and Diluted*	139,829,193	139,829,193

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary shares*		Subscription	Additional paid-in	Accumulated	Accumulated other comprehensive	Total MultiMetaVerse Inc.’s shareholders’	Non-controlling	Total shareholders’
	Share	Amount	receivable	capital	deficit	income/(loss)	deficit	interests	deficit
Balance as of December 31, 2020	139,829,193	$13,983	$(13,983)	$12,416,919	$(41,979,475)	$(3,432,163)	$(32,994,719)	$(1,492,291)	$(34,487,010)
Equity transferred from debt	—	—	—	32,102,975	—	—	32,102,975	—	32,102,975
Net loss	—	—	—	—	(31,993,512)	—	(31,993,512)	(697,588)	(32,691,100)
Share-based compensation	—	—	—	25,663,139	—	—	25,663,139	—	25,663,139
Foreign currency translation adjustment	—	—	—	—	—	(536,256)	(536,256)	(74,599)	(610,855)
Balance as of December 31, 2021	139,829,193	$13,983	$(13,983)	$70,183,033	$(73,972,987)	$(3,968,419)	$(7,758,373)	$(2,264,478)	$(10,022,851)

Net loss	—	—	—	—	(12,514,306)	—	(12,514,306)	(275,005)	(12,789,311)
Share-based compensation	—	—	—	4,528,788	—	—	4,528,788	—	4,528,788
Acquisition of minority interest	—	—	—	(472,944)	—	(5,804)	(478,748)	478,748	—
Capital contribution from shareholders	—	—	13,983	—	—	—	13,983	—	13,983
Foreign currency translation adjustment	—	—	—	—	—	608,628	608,628	255,558	864,186
Balance as of December 31, 2022	139,829,193	$13,983	$—	$74,238,877	$(86,487,293)	$(3,365,595)	$(15,600,028)	$(1,805,177)	$(17,405,205)

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,789,311)	$(32,691,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	4,528,788	25,663,139
Depreciation and amortization of property and equipment	258,530	210,236
Amortization of right-of-use assets	991,822
Allowance for doubtful accounts	—	1,103
Impairment of inventory	—	29,351
Changes in operating assets and liabilities:
Accounts receivable	87,661	(285,048)
Inventories	(229,093)	(239,860)
Amount due from related parties	551	78,966
Prepaid expenses and other current assets	526,978	107,877
Other non-current assets	49,738	(49,738)
Accounts payable	289,541	210,571
Amount due to related parties	445,840	1,087,888
Accrued expenses and other payables	998,446	368,884
Lease liabilities	(897,216)	—
Deferred revenue	696,238	(6,912)
Net cash used in operating activities	(5,041,487)	(5,514,643)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(180,525)	(155,765)
Purchase of a long-term investment	—	(460,000)
Net cash used in investing activities	(180,525)	(615,765)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	116,424	—
Proceeds from borrowings from related parties	7,645,708	6,390,234
Repayment to related parties	(549,858)	—
Capital contribution from shareholders	13,983	—
Advance for deferred cost of Business Combination	(2,685,000)	—
Net cash provided by financing activities	4,541,257	6,390,234

Effect of exchange rate changes	931,010	(621,898)
Net change in cash and cash equivalents	250,255	(362,072)
Cash and cash equivalents, at beginning of year	374,929	737,001
Cash and cash equivalents, at end of year	$625,184	$374,929

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	112,896	—
SUPPLEMENTAL DISCLOSURE OF NON-CASH FLOW INFORMATION:
Equity transferred from debt	$—	$32,102,975
Right-of-use assets obtained in exchange for operating lease liabilities	1,745,485	—
Share-based compensation	4,528,788	25,663,139
Non-cash offset transactions	—	202,232

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

MultiMetaVerse Inc. (“MMV”, or the “Company”) was incorporated under the laws of the Cayman Islands on March 18, 2021. The Company through its wholly-owned and majority-owned subsidiaries, variable interest entity (“VIE”, being Shanghai Jupiter Creative Design Co., Ltd., or “Shanghai Jupiter”) and VIE’s subsidiaries (collectively, the “Group”) primarily engages in the development and publishing of animation and mobile games, and the sale of merchandise in the People’s Republic of China (“PRC” or “China”).

As of December 31, 2022, the Company’s major subsidiaries, consolidated VIE and VIE’s subsidiaries are as follows:

Name	Date of Incorporation	Percentage of effective ownership	Principal Activities

Major subsidiaries
MultiMetaVerse HK Ltd (“MMV HK”)	March 18, 2021	100%	Investing holding company
Shanghai Mi Ting Culture and Creativity Co., Ltd. (Wholly Foreign-owned Enterprise “WFOE”)	April 14, 2021	100%	WFOE, a holding company
Beijing Mi Ting Technology Co., Ltd	November 23, 2021	100%	Game development
VIE and major subsidiaries of VIE
Shanghai Jupiter Creative Design Co., Ltd. (“Shanghai Jupiter” or “VIE”)	February 6, 2015	VIE	Game development and operation, animation design and production, technical service, merchandise sale
Shanghai Cai Huan Network Technology Co., Ltd	May 26, 2016	100%	Merchandise sale
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	June 17, 2019	60%	Creative service, animation and graphic design

On January 4, 2023 (the “Closing Date”), the Company completed a business combination (the “Business Combination”) pursuant to the terms of the merger agreement dated as of August 6, 2021 (as amended on January 6 and September 29, 2022, the “Merger Agreement”) by and among Model Performance Acquisition Corp. (“MPAC”), Model Performance Mini Corp. (“PubCo”), Model Performance Mini Sub Corp. (“Merger Sub”), the Company and certain shareholders of the Company. On the Closing Date, the business combination was effected in two steps: (1) MPAC merged with and into PubCo, with PubCo remaining as the surviving publicity traded entity; (2) Merger Sub merged with and into the Company, resulting in the Company being a wholly-owned subsidiary of PubCo. In connection with the closing of the Business Combination, PubCo was renamed MultiMetaVerse Holdings Limited and its shares began trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “MMV”. PubCo’s public warrants also trade on Nasdaq under the ticker symbol “MMVWW”.

Unless the context otherwise requires, the information below pertains to MMV, the pre-Business Combination company that has continued as a wholly owned subsidiary of PubCo since the Closing Date. Please refer to Note 15 Subsequent Events for further discussion of the Business Combination.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

Reorganization

The Company undertook a reorganization (the “Reorganization”) and became the ultimate holding company of MMV HK, WFOE, and Shanghai Jupiter, which were all controlled by the same shareholders before and after the Reorganization. Effective on May 8, 2021, shareholders of Shanghai Jupiter and WFOE entered into a series of contractual agreements (“VIE Agreements”) with which the Company became the beneficiary owner of VIE and its subsidiaries. In March and July 2021, the Company issued or entered into agreements to issue an aggregate of 139,829,193 ordinary shares to all VIE’s then existing shareholders and certain shareholders of VIE’s then existing shareholders at par value, to reflect the equity interest they held in the VIE. For more details, please refer to Note 10. The Reorganization was completed on December 12, 2022 with all the ordinary shares issued under the agreements entered into between the Company and VIE’s then existing shareholders and certain their respective shareholders. Through the Reorganization, the Group’s business continued to be carried out by the VIE without changes in control.

The VIE Agreements enable the Company to (i) have power to direct the activities that most significantly affects the economic performance of VIEs, (ii) be contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) be entitled to receive benefits from the VIE that could potentially be significant to the VIE. Accordingly, the Company is considered the primary beneficiary of the VIE and has consolidated the VIE’s financial results of operations, assets and liabilities and cash flows in the Company’s consolidated financial statements. The VIE Agreements are summarized as below.

The VIE Agreements

The PRC government regulates the telecommunications and internet industry, including Internet Content Provider (“ICP”) services and online games, through strict business licensing requirements and other government regulations. These laws and regulations also restrict foreign ownership in Chinese companies providing Internet or telecommunications value-added services. To comply with Chinese laws and regulations, the Group conducts its regulated activities in PRC through its VIE, Shanghai Jupiter.

WFOE has entered into the following contractual arrangements with Shanghai Jupiter and four of its shareholders, whom together hold 100% equity interest in Shanghai Jupiter, that enable the Group to (i) have power to direct the activities that most significantly affect the performance of Shanghai Jupiter and its subsidiaries, and (ii) receive the benefits of Shanghai Jupiter and its subsidiaries that could be significant to Shanghai Jupiter and its subsidiaries. The Company is fully and exclusively responsible for the management of Shanghai Jupiter and its subsidiaries, absorbs all risk of losses of Shanghai Jupiter and its subsidiaries and has the exclusive right to exercise all voting rights of Shanghai Jupiter’s shareholders. Therefore, the Company, through its wholly owned subsidiaries MMV HK and WFOE, has been determined to be the primary beneficiary of Shanghai Jupiter and its subsidiaries and has consolidated Shanghai Jupiter’s and its subsidiaries’ assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

Immediately before and after Reorganization, the Company together with its wholly owned subsidiary MMV HK and WFOE and its VIE were effectively controlled by the same shareholders; therefore, the Reorganization was accounted for as a reverse recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company, its subsidiaries, VIE and VIE’s subsidiaries has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement among WFOE, Shanghai Jupiter and its shareholders, the shareholders irrevocably granted WFOE or any third party designated by WFOE an option to purchase all or part of their equity interests in Shanghai Jupiter at any time at a price determined at WFOE’s discretion. According to the Exclusive Call Option Agreement, the purchase price to be paid by the Company to each shareholder of Shanghai Jupiter will be the minimum price permitted by applicable PRC Law at the time when such share transfer occurs.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

Without WFOE’s prior written consent, the shareholders and Shanghai Jupiter agreed not to, among other things: set encumbrance on, transfer all or part of, or dispose of the equity interests; amend the articles of association of Shanghai Jupiter; change the registered capital of Shanghai Jupiter or holding structure; change Shanghai Jupiter’s business activities; sell, assign, mortgage or dispose of any legal or beneficial rights to or in any of Shanghai Jupiter’s assets, business, or revenue; incur, assume or guarantee any debts; enter into any material contract; extend any loan or credit to any party, or provide any guarantee or assume any obligation of any party; merge or consolidate with any third party or acquire or invest in any third party; or distribute dividends. The shareholders and Shanghai Jupiter agreed to manage business and handle financial and commercial affairs prudently and in accordance with relevant laws and codes of practice. This Agreement will continue with full force and effect until the earlier of the date on which WFOE has acquired all the equity interests in Shanghai Jupiter, or this Agreement is terminated by the mutual written consent.

Technical Consultation and Service Agreement

On May 8, 2021, WFOE entered into a Technical Consultation and Service Agreement with Shanghai Jupiter to enable WFOE to engage in certain Shanghai Jupiter’s business in accordance with applicable laws. Under this Agreement, WFOE has agreed to provide the following services (“Services”) to Shanghai Jupiter: (1) the provision of technical support and marketing services, including, but not limited to consultancy, animation design and production, and cultural exchange activities; (2) the provision of services related to the transfer, leasing and disposal of equipment or assets; (3) the development, maintenance and updates of computer system, hardware and database; (4) the licensing of intellectual property legally owned by WFOE; and (5) the development of application software and related updates and operational support. Shanghai Jupiter has agreed to pay fees up to its and its subsidiaries’ after-tax profit to the WFOE as consideration for the Services. The term of the Services provided by WFOE shall be 20 years from the effective date of May 8, 2021, and will be automatically extended after the expiration until when terminated in writing by WFOE.

Proxy Agreement

On May 8, 2021, each shareholder of Shanghai Jupiter, signed Proxy Agreement to irrevocably entrust WFOE or any person(s) designated by WFOE to act as its attorney-in-fact to exercise any and all of its rights as a shareholder of Shanghai Jupiter, including, but not limited to, the right to convene, attend and present the shareholders’ meetings, vote, sign and perform as a shareholder; transfer, pledge or dispose of all the equity interest of Shanghai Jupiter held by the shareholder; collect the dividend, and participate in litigation procedures. This agreement is effective and irrevocable until all of each shareholder’s equity interest in Shanghai Jupiter has been transferred to Shanghai Jupiter or the person(s) designated by WFOE.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement signed May 8, 2021 by and among WFOE and each shareholder of Shanghai Jupiter, the shareholders of Shanghai Jupiter have agreed to pledge 100% equity interest in Shanghai Jupiter to WFOE to guarantee the performance obligations of Shanghai Jupiter under the Technical Consultation and Service Agreement, and the performance obligations of each shareholder under the Exclusive Call Option Agreement. If Shanghai Jupiter or its shareholders breach their contractual obligations under these agreements, WFOE, as pledgee, will have the right to exercise the Pledge. The shareholders also agreed that, without prior written consent of WFOE, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests. The pledge of equity interests in Shanghai Jupiter has been registered with the relevant office of the State Administration for Industry and Commerce in accordance with the PRC Property Rights Law.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

Risks in relation to restrictions in provision of online game services to minors in China

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals.

On August 20, 2021, the Standing Committee of the RPC National People’s Congress promulgated Personal Data Protection Law, which requires, among other things, the data operator to obtain the consent of the minor’s parents or other guardians process the personal data of minors under the age of 14 (“-14 minors”). The Personal Data Protection Law became effective on November 1, 2021, which essentially demand the online game service provider, who are mandatory obliged to collect and process users’ identification information, to obtain the consent of -14 minors’ guardians when such -14 minors register for online games. MMV cannot rule out the possibility that certain -14 minors’ guardians would refuse or fail to give such consent under Personal Data Protection Law which would result in adverse effect on MMV user growth.

On August 30, 2021, the National Press and Publication Administration (“NPPA”) released Notice on Further Strict Management and Practically Preventing Minors from Indulging in Online Games (the “Notice”), requiring that, among other things, companies that engage in the online games business may only offer people under the age of 18 access to online games from 8 pm to 9 pm on Fridays, weekends and official holidays, with no access permitted at other times. The Notice became effective on September 1, 2021. The enforcement of the Notice imposes significant restrictions over the provision of online gaming services to minors.

MMV cannot predict the effect of future developments in the PRC legal system, particularly with regard to internet-related industries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such unpredictability towards its contractual, property (including intellectual property) and procedural rights could adversely affect its business and impede its ability to continue its operations.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could, among others:

●	revoking the business licenses and/or operating licenses of the Group;

●	discontinuing or placing restrictions or onerous conditions on the operations;

●	imposing fines, confiscating the income from WFOE or the VIE, or imposing other requirements with which the Group may not be able to comply;

●	requiring the Group to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over the VIE, or imposing restrictions on the Group’s right to collect revenues;

●	imposing additional conditions or requirements with which the Group may not be able to comply;

●	requiring the Group to restructure the operations in such a way as to compel the Group to establish a new enterprise, re-apply for the necessary licenses or relocate our businesses, staff and assets; or

●	restricting or prohibiting the Group’s use of the proceeds of overseas offering to finance the business and operations in China.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

The Group’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Group may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Group, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiaries and VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. The Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

As of December 31, 2022 and 2021, there were no pledge or collateralization of the VIE’s assets that can only be used to settle obligations of the VIE, except for registered capital and the PRC statutory reserves of the VIE, amounting to $44,519,894 as of December 31, 2022. The creditors of the VIE’s third party liabilities did not have recourse to the general credit of MMV in normal course of business. MMV has not provided any financial support to VIE for the year ended December 31, 2022 and 2021.

Cash is transferred among MMV, Shanghai Mi Ting Culture and Creative Co., Ltd., or the WFOE, and the VIEs, in the following manners: (i) funds are transferred to the WFOE, from MMV as needed through MMV HK in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by VIE, to the WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by the WFOE, to MMV through MMV HK; and (iv) the WFOE and VIE, lend to and borrow from each other from time to time for business operation purpose. As a holding company, MMV may rely on dividends and other distributions on equity paid by its subsidiaries, including WFOE and other subsidiaries based in the PRC for its cash and financing requirements. If WFOE or any other subsidiaries in PRC incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MMV. Current PRC regulations permit WFOE to pay dividends to MMV through MMV HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. MMV is permitted under the laws of Cayman Islands to provide funding to its subsidiaries in Hong Kong and mainland China through loans or capital contributions without restrictions on the amount of the funds. MMV HK is also permitted under the laws of Hong Kong SAR to provide funding to MMV through dividend distributions without restrictions on the amount of the funds. As of the date of issuance of the consolidated financial statements, MMV has not transferred funds to the WFOE. In the future, however, cash proceeds raised from overseas financing activities, including the Business Combination, may be transferred by MMV to the WFOE via capital contribution or shareholder loans. As of the date of issuance of the consolidated financial statements, there have not been any such dividends or other distributions from the WFOE to MMV HK. In addition, none of MMV’s subsidiaries have ever issued any dividends or distributions to MMV or their respective shareholders outside of China. As of the date of issuance of the consolidated financial statements, the VIE has not remitted any services fees to the WFOE. MMV currently has not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between MMV, the WFOE, the VIE, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The consolidated financial statements have been prepared in accordance with the rules and regulations of the Security and Exchange Commission and accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, its subsidiaries, its VIE and its VIE’s subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

The accompanying consolidated financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Group’s ability to operate profitably, to generate cash flows from operations, and its ability to attract investors and to borrow funds on reasonable economic terms.

Liquidity and Capital Resources

The Group has incurred losses since its inception. As of December 31, 2022, the Group had an accumulated deficit of $86,487,293. In addition, for the year ended December 31, 2022, the Group recorded net cash used in operating activities of $5,041,487. Historically, the Group has relied principally on both operational sources of cash and borrowings from related parties to fund its operations and business development.

As of December 31, 2022, the Group has working capital of $1,149,201. Shenzhen Gaea Technology Corporation (“Shenzhen Gaea”), Shanghai Youmier Network Technology Co., Ltd (“Shanghai Youmier”) and Beijing Gaea Interactive Entertainment Co., Ltd. (“Beijing Gaea”), related party service providers to the Group, have agreed not to demand repayment of all the outstanding amount due from the Group till August 2024, April 2025 and April 2025, respectively. Therefore, trading payables due to Shenzhen Gaea, Shanghai Youmier and Beijing Gaea of $5,766,047 were classified as non-current liabilities. Besides, as of December 31, 2022, the Group had an aggregate related party loans and accrued interest payables of $13,635,097, which are not to be matured until from June 2024 to May 2025. Therefore, the loans are also classified into non-current liabilities.

Management also believes that the Group can adjust the pace of its business expansion and control operating expenses when necessary. Therefore, the Group assesses that current working capital, together with letter of not demand repayment from Shenzhen Gaea, Shanghai Youmier and Beijing Gaea, will be sufficient to meet its obligations for the next 12 months from the issuance date of this report. These financial statements are prepared on going concern basis.

(b)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including estimated average playing period of paying players, allowance for doubtful accounts, net realizable value of inventories, the useful lives of property and equipment and intangible assets, impairment of long-lived assets, impairment of equity investments, and valuation allowance of deferred tax assets. Actual results could differ from those estimates.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(c)	Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Based on the short-term nature of cash and cash equivalents, accounts receivable, amounts due from related parties and prepaid expenses and other current assets, bank borrowings, accounts payable, amounts due to related parties (current portion), deferred revenue (current portion), operating lease liabilities, and accrued liabilities and other current liabilities, management has determined that the carrying value approximates their fair values.

(d)	Cash and cash equivalents

Cash and cash equivalents of the Group consist of cash on hand and deposits placed with financial institutions, which are unrestricted as to withdrawal and use. The balance of cash equivalents of the Group is nil as of December 31, 2022 and 2021, respectively.

(e)	Accounts Receivable, net

Accounts receivable are stated at the original amount less an allowance for doubtful receivables. The allowance for doubtful accounts and authorized credits is estimated based upon the Group’s assessment of various factors including historical experience, the age of the accounts receivable balances, current economic conditions and other factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The Group provided allowances for doubtful accounts of nil and $1,103 for the years ended December 31, 2022 and 2021.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(f)	Inventories, net

Inventories, primarily consisting of products for the Group’s anime merchandise business, are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand. Impairment losses of inventory amounted to nil and $29,351were recorded in the consolidated statements of operations and comprehensive income for the years ended December 31, 2022 and 2021, respectively.

(g)	Software Development Costs

Software development costs include direct costs incurred for internally developed products, as well as payments made to external developers under development agreements. The Group expenses these costs as incurred and records in “Research and development expenses”, unless such costs qualify for capitalization as software development costs including (i) preliminary project is completed, (ii) management has committed to funding the project and it is probably that the project will be completed and the software will be used to perform the function intended, and (iii) they result in significant additional functionality in the Group’s products. Capitalized software development costs were not material for all periods presented.

Capitalized software development costs are recognized as “Intangible assets – Intellectual property” upon the release of the product. Commencing upon a product’s release, capitalized software development costs are amortized following the accounting policy related to intangible assets, with amortization expenses charged to cost of revenue. The Group evaluates the future recoverability of capitalized software development costs regularly according to its accounting policy for impairment of long-lived assets.

(h)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Office equipment	3 years

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(i)	Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. Intangible assets are amortized using the straight-line approach over the estimated economic useful lives of the assets as follows:

Category	Estimated useful lives
Software	10 years
Intellectual property	3 years

If expectations of the usefulness of the content are revised downward, the unamortized cost is written down to the estimated net realizable value. A write-down from unamortized cost to a lower estimated net realizable value establishes a new cost basis.

(j)	Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer no longer be fully recoverable or that the useful life is shorter than the Group had originally estimated. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

(k)	Long-term investment

Long-term investment represents an equity investment in a privately-held company.

For investments in common stock or in-substance common stock issued by privately-held companies on which the Group does not have significant influence, and investments in privately-held companies’ shares that are not common stocks or in-substance common stocks, as these equity securities do not have readily determinable fair value, the Group measure these equity securities investments at cost, less impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer (referred to as the measurement alternative). All gains and losses on these equity securities without readily determinable fair value, realized and unrealized, are recognized in other income /(expense).

Management regularly evaluates the impairment of the investments in privately-held companies without readily determinable fair value at each balance sheet date, or more frequently if events or circumstances indicate that the carrying amount may not be recoverable. For investments without readily determinable fair values, management performs a qualitative assessment of the fair value of the equity interest in comparison to its carrying amount to determine if there is an indication of potential impairment. If such indication exists, management estimates the fair value of the investment, and records an impairment in the consolidated statements of operations and comprehensive income to the extent the carrying amount exceeds the fair value. Significant judgments management applies in the impairment assessment for these equity investments include: (i) the determination as to whether any impairment indicators exist during the year; (ii) the selection of valuation methods; and (iii) the determination of significant assumptions used to value the equity investments, including selection of comparable companies and multiples, timing and probabilities of different scenarios, estimated volatility rate, risk-free rate and discount for lack of marketability.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(l)	Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(m)	Revenue recognition

The Group adopted ASC Topic 606 (“ASC 606”), Revenue from Contracts with Customers, with effect from January 1, 2018, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. The adoption of this ASC 606 did not have a material impact on the Group’s consolidated financial statements.

Revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Group’s customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services, reduced by estimates for return allowances and Value Added Tax (“VAT”). The recognition of revenues involves certain management judgments, including estimated lives of virtual items purchased by game players and estimated breakage of game points. The amount and timing of the Group’s revenues could be different if management made different judgments or utilized different estimates.

The Group’s revenues are mainly generated from sale of merchandise, animation production service, game publishing, licensing and other services.

Mobile Games

The Group generates mobile game revenue for publishing its own intellectual property games which are operated under a free-to-play model. Players can download the games free of charge and are charged for the purchase of in-game virtual items via payment channels to gain an enhanced game-playing experience. Depending on how the games are operated, the revenue was derived from self-operated games and jointly-operated games.

For the Company’s net revenue from mobile game services, control transfers over time as services are delivered. Payment for net revenue from services is collected within a short period following transfer of control or commencement of delivery of services, as applicable, which are agreed in the contracts between the Group and the payment channels or distribution platforms. Based on historical experience that payment channels and distribution platforms generally make payments on time, the Group considers collectability of the consideration is probable and accounts for a contract of mobile game services when players make purchases, with additional considerations made for contract liabilities.

(i) Self-operated games

For self-operated games, the Group has the pricing discretion, and is responsible for the launch of games, hosting and maintenance of game servers, selecting the distribution platforms, determination of when and how to operate the in-game promotions, and providing content updates and customer services to game players.

Players make purchases through payment channels and distribution platforms who then remit to the Group the gross proceeds less the commission fees paid to payment channels and distribution platforms.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The Group records revenue from self-operated games on a gross basis as the Group is a principal in the arrangement, commission fees paid to distribution channels and payment channels, and technical and promotional support charges paid to the related party are recorded as “Cost of Revenue” on the consolidated statements of operations and comprehensive loss. The performance obligation is to provide on-going game services to players who purchased virtual items to gain an enhanced game-playing experience. The in-game virtual items and on-going game services are highly interrelated and therefore deemed as one performance obligation. The Group recognizes revenue over the estimated average playing period of paying players on a game-by-game basis which coincides with the players receiving and consuming the benefits from the virtual items they purchased. The Group considers the average period that players typically play the games and other game player behavior factors, as well as various other factors to arrive at the best estimates for the estimated playing period of the paying players. While the Group believes its estimates to be reasonable based on available game player information, the Group may revise such estimates based on new information indicating a change in the game player behavior patterns and any adjustments are applied prospectively.

(ii) Jointly-operated games

For jointly-operated games, the Group provides the distribution platforms (Android-based APP stores or other platforms) with the game content, game updates and version updates, if and when available, and maintenance. The services are highly interdependent and are not distinct, therefore it was deemed as one performance obligation. The games are operated by the distribution platforms who have pricing discretion and are responsible for the sales and marketing of the games and customer service to the players.

The Group receives fees based on a predetermined revenue sharing percentage stated in each contract with the distribution platforms, which is calculated as gross proceeds received by the distribution platforms less channel costs and other costs paid by distribution platforms. Revenue is usually recognized on a monthly basis as the performance obligation is provided over time.

Animation production service

Animation production revenue is primarily generated from contracts with customers for production services related to the development of animated content. The Group provides services under fixed-price contracts under which the Group agrees to perform the specified work for a pre-determined price. The revenue of animation production service is recognized at a point in time when delivering specified animation content to customer.

Merchandise

The Group sells merchandise, which are primarily adapted from popular anime characters of the Group’s anime franchise, to customers through online and offline channels. The Group is the principal as it controls the inventory before they are transferred to customers. The Group has the primary responsibility for fulfilling the contracts, bears the inventory risk, and has sole discretion in establishing the prices. Merchandise revenues from animation products sales are recognized at a point in time when the promised goods are transferred to the customer, which generally occurs upon the receipt of goods by the customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Group expects to receive in exchange for transferring the promised goods to the customer. Payment for sales of merchandise is generally collected before shipment, or within a short period following transfer of control, or a combination of both, which are agreed in the contracts between the Group and customers. Based on historical experience that customers generally make payments on time, the Group considers collectability of the consideration is probably and accounts for a contract of merchandise sale when the control is transferred.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Licensing

The Group enters into contracts to license its intellectual property, which primarily consists of its brands and broadcast contents, in various channels.

The license of the Group’s brands provide access to the intellectual property over the term of the license, generally without any other performance obligation of the Group other than keeping the intellectual property active, and is therefore considered a right-to-access license of symbolic intellectual property. The Group records sales-based or usage-based royalty revenues for right-to-access licenses at the occurrence of the licensees’ subsequent sale or usage. When the arrangement includes a minimum guarantee, the Group records the minimum guarantee on a ratable basis over the term of the license period and does not record the sales-based or usage-based royalty revenues until they exceed the minimum guarantee.

The Group also licenses its contents for distribution to third party platforms. These are intellectual property licenses where the licensees pay either a fixed fee for the content license or a variable fee or a combination of both. The content that the Group delivers to its licensees typically has stand-alone functionality, generally without any other performance obligation of the Company, and is therefore considered a right-to-use license of functional intellectual property. The Company records revenues for right-to-use licenses once the license period has commenced and the licensee has the ability to use the delivered content.

Other services

Other services comprise of various value-added services at the request of clients, such as technical services including product development and operation, administrative and marketing services. The Group charges service fees at the point in time of delivery, and conditions agreed with clients.

The following table disaggregates the Group’s revenue by revenue type for the years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
By revenue type
Revenue from services	$8,308,258	$6,961,024
Revenue from products	3,917,079	3,520,713
Total	$12,225,337	$10,481,737

The following table disaggregates the Group’s revenue by revenue stream for the years ended December 31,2022 and 2021

	For the Years Ended December 31,
	2022	2021

By revenue stream
Merchandise	$3,917,079	$3,520,713
Animation production services	3,498,894	2,945,662
Mobile games	2,537,358	2,949,735
Self-operated games	1,008,044	1,467,605
Jointly-operated games	1,529,314	1,482,130
Licensing	1,954,161	457,036
Other services	317,845	608,591
Total	$12,225,337	$10,481,737

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced and/or prior to invoicing when the Group has satisfied its performance obligation and has unconditional right to the payment. Under Topic 606, the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer is recognized as a contract asset. The Group has no contract assets as of December 31, 2022 and 2021.

The contract liabilities consist of deferred revenue, which relates to unsatisfied performance obligations at the end of each reporting period and consists of cash payment received in advance from a licensee for a license right granted, and from game players in the Group’s self-operated games. The Group had deferred revenue from the licensee of US$724,932 and nil as of December 31, 2022 and 2021, respectively, which was to be amortized over the estimated term of license. During the years ended December 31, 2022 and 2021, the Group recognized revenue of US$98,139 and nil, respectively, from performance obligations which are satisfied in respective periods. Besides, as of December 31, 2022 and 2021, the Group’s deferred revenue from its self-operated games amounted to $30,532 and $59,226, respectively. During the years ended December 31, 2022 and 2021, the Group recognized revenue of US$59,226 and US$66,138 from performance obligations satisfied in respective periods.

(n)	Cost of revenue

Cost of revenues mainly consists of internal staff costs and external service fees related to animation production services, cost of inventory, revenue shares and/or operating service fees for the support of mobile game operation by a related party, commission fees paid to payment channels and distribution platforms, amortization of intangible assets, server and bandwidth cost and other operating costs.

The following table disaggregates the Group’s cost of revenue by revenue type for the years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
By revenue type
Cost of revenue from services	$4,384,732	$4,734,964
Cost of revenue from products	1,966,217	1,662,591
Total	$6,350,949	$6,397,555

(o)	Research and development expenses

Research and development costs primarily consist of staff costs and external service fees incurred for the design and production of the Group’s proprietary animation works, and the research and development of the Group’s mobile game software.

For internal use software, the Group expenses all costs incurred for the preliminary project stage and post implementation-operation stage of development, and costs associated with repair or maintenance of the existing platforms. Costs incurred in the application development stage are capitalized and amortized over the estimated useful life. Since the amount of the Group’s research and development expenses qualifying for capitalization has been immaterial during the years ended December 31, 2022 and 2021, all development costs incurred for development of internal used software have been expensed as incurred.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(p)	Share-based compensation

Share based compensation expenses arise from share-based awards, including share-based payments awarded to employees of the Group by a related party or other holder of an economic interest in the Group as compensation for services provided to the Group. The Group accounts for share-based awards granted to employees in accordance with ASC 718 Compensation — Stock Compensation.

For share-based payments awarded to employees of the Group with service conditions, by a related party or other holder of an economic interest in the Group, the related share-based compensation expense shall be recognized in the consolidated financial statements based on the grant date fair values of the shares, less consideration to be paid (if any), over the period from the grant date to the date that service conditions are met, or waived.

(q)	Employee benefits

PRC Contribution Plan

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries and VIEs of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made.

(r)	Lease

Prior to 2022, the Group accounted for leases under ASC 840, Leases. Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Rental expense is recognized from the date of initial possession of the leased property on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease terms.

On January 1, 2022, the Group adopted ASC 842, which supersedes the lease accounting guidance under ASC 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Group elected to apply practical expedients permitted under the transition method that allow the Group to use the beginning of the period of adoption as the date of initial application, to not recognize lease assets and lease liabilities for leases with a term of twelve months or less, and to not reassess lease classification, treatment of initial direct costs, or whether an existing or expired contract contains a lease. The Group used modified retrospective method and did not adjust the prior comparative periods. Under the new lease standard, the Group determines if an arrangement is or contains a lease at inception. Right-of-use assets and lease liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. The Group considers only payments that are fixed and determinable at the time of lease commencement. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The Group’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the right-of-use assets and lease liability when it is reasonably certain that the Company will exercise that option.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

For operating leases with a term of one year or less, the Group has elected not to recognize a lease liability or right-of-use assets on its consolidated balance sheet. Instead, it recognizes the lease payments as expense on a straight-line basis over the lease term. As a result of the adoption, the Group recognized right-of-use assets of US$1,745,485, and total operating lease liabilities of US$1,650,746 (including current and non-current portion) in the consolidated balance sheet as of January 1, 2022. The adoption had no material impact on the Group’s consolidated financial statements for the year ended December 31,2021, or the opening balance of accumulated deficit as of January 1, 2022.

(s)	Income taxes

The Group accounts for income taxes under ASC 740. Current income taxes are provided on the basis of income/(loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Group’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 ($15,502). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2022 and 2021, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(t)	Value added tax (“VAT”)

The Group is subject to VAT and related surcharges on revenue generated from sales of products, facilitation services and platform services in the PRC. The Group records revenue net of output VAT. This output VAT may be offset by qualified input VAT paid by the Group to suppliers. Net VAT balance between input VAT and output VAT is recorded in the line item of other current assets on the consolidated balance sheets.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The VAT rate is 13% for taxpayers selling consumer products, for revenue generated from services, the VAT rate is 6% depending on whether the entity is a general tax payer, and related surcharges on revenue generated from providing services. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities.

(u)	Foreign currency transactions and translations

The Group’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Group’s financial statements are reported using U.S. Dollars (“US$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the results of operations.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Group’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used to translate RMB to U.S. Dollars (“$”) in creating the consolidated financial statements:

	As of December 31,
	2022	2021
Balance sheet items, except for equity accounts	6.8972	6.3726

	For the Years Ended December 31,
	2022	2021
Items in the statements of income and comprehensive income, and statements of cash flows	6.7290	6.4508

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(v)	Non-controlling interest

For the Group’s majority-owned subsidiaries of VIE, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Group. Consolidated net loss on the consolidated statements of operation and comprehensive loss includes the net loss attributable to non-controlling interests. The cumulative results of operations attributable to non-controlling interests, are recorded as non-controlling interests in the Group’s consolidated balance sheets.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(w)	Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

(x)	Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(y)	Segment reporting

In accordance with ASC 280-10, Segment Reporting, the Group’s chief operating decision maker (“CODM”), identified as the Group’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Group. As a result of the assessment made by CODM, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. The majority of the Group’s operations and customers are located in the PRC. Consequently, no geographic information is presented.

(z)	Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard. For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Group will adopt ASU 2016-13 from January 1, 2023. Per the evaluation of the Group, the adoption of this ASU shall have no material impact on the Group’s consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following:

	As of December 31
	2022	2021
Advances for deferred cost of Business Combination	$2,685,000	$—
Deductible input VAT	232,751	775,111
Prepaid expenses	99,629	310,273
Others	118,526	76,960
Total	$3,135,906	$1,162,344

The advances for deferred cost of Business Combination represented the advances to MPAC in form of non-interest-bearing loans, pursuant to the amendments to Merger Agreement dated January 6, 2022 and September 29, 2022 (“Amendments”). Such advance was provided to MPAC to extend the period of time for MPAC to consummate the Business Combination, and shall become repayable upon closing of the Business Combination, or if MPAC and its related parties materially breach the Merger Agreement or the Amendments. Following the completion of the Business Combination, such advances have become an intra-group item to be eliminated, and the Company has no intention of demanding repayment as of the date of issuance of the audited consolidated financial statements.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of December 31
	2022	2021
Office equipment	$575,968	$581,390
Less: accumulated depreciation	(378,390)	(298,541)
Property and equipment, net	$197,578	$282,849

Depreciation expense was $105,119 and $58,669 for the years ended December 31, 2022 and 2021, respectively.

5.	INTANGIBLE ASSETS, NET

Intangible assets, net, consists of the following:

	As of December 31
	2022	2021
Intellectual property	$1,135,699	$1,229,192
Software	67,177	21,325
Total	1,202,876	1,250,517
Less: accumulated amortization	(1,098,010)	(1,026,409)
Intangible asset, net	$104,866	$224,108

For the years ended December 31, 2022 and 2021, amortization expense amounted to $153,411 and $151,567, respectively. Future estimated amortization expense of intangible assets is as follows:

As of
December 31, 2022
2023	$76,039
2024	17,795
2025	9,883
2026	1,149
Total	$104,866

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

5.	INTANGIBLE ASSETS, NET - Continued

No impairment provision for intangible assets was provided during the year ended December 31, 2022 and 2021, as no event occurs or circumstances exist indicate that the carrying amount of the intangible assets may not be recoverable.

6.	LEASE

The Group leases office space under a non-cancelable operating lease agreement, which expires in August 2023. A summary of supplemental information related to the operating lease as of December 31, 2022 is as follows:

As of
December 31, 2022
Right-of-use assets	$645,090
Operating lease liabilities	555,869
Remaining lease term	0.67 year
Weighted average discount rate	7.46%

A summary of lease cost recognized in the Group’s consolidated statements of operations and comprehensive income/(loss) and supplemental cash flow information related to operating leases is as follows:

For the year ended
December 31, 2022
Operating lease cost	$1,074,930
Short-term lease cost	47,424
Total	$1,122,354
Cash paid for operating leases	897,216
Right-of-use assets obtained in exchange for operating lease liabilities	1,745,485

Prior to adoption of ASC 842, the Group incurred rental expenses in the amounts of approximately US$ 1,063,375 for the years ended December 31, 2021

Future lease payments under lease liabilities as of December 31, 2022 were as follows:

As of
December 31, 2022
2023	$568,968
Total operating lease payments	568,968
Less: Imputed interest	(13,099)
Present value of operating lease liabilities	$555,869

As of December 31, 2022, the Group has no significant lease contract that has been entered into but not yet commenced.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

7.	ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consist of the following:

	As of December 31,
	2022	2021
Payroll payable	$1,342,352	$692,723
Payables for property and equipment	42,351	142,638
Other tax payable	59,076	67,131
Professional fees	266,510	30,000
Others	217,125	88,573
Total	$1,927,414	$1,021,065

8.	SHARE-BASED COMPENSATION

In March 2021, the Group and Avatar Group Holdings Limited (“Avatar”), the major shareholder of the Group, entered into share transfer agreement to transfer 31,461,568 ordinary shares, accounting for 22.50% of the Group’s total outstanding shares, to Lucky Cookie Holdings Limited (“Lucky Cookie”), controlled by Mr. Xu Yiran, for a consideration of $5,409,194. Under the agreement, Mr. Xu Yiran would complete performance condition as serving as the chairman of the board of directors of the Company for not less than 5 years and securing certain external financing to the Group prior and after the planned Business Combination with MPAC, pursuant to the Merger Agreement dated August 6, 2021. The share transfer agreement was effective upon the receipt of the consideration on May 28, 2021. Avatar has repurchased right of 50% of the transferred shares with discount price or for free if Mr. Xu Yiran did not complete partial or all of its performance condition. Such repurchase right will be waived upon the completion of the Group’s Business Combination with MPAC. As the repurchased right only subject to 50% of the shares owned by Mr. Xu Yiran, so the other 50% is already benefit to Mr.Xu Yiran without any condition. The transaction should be accounted as share-based payments awarded to employees of the Group by a related party or other holder of an economic interest in the Group as compensation for services provided to the Group.

The share-based compensation expense was determined as the excess part of the fair value of the transferred shares over the cash consideration paid. The Group determines the fair value of the transferred shares based on the fair value of the Group’s equity interest using a valuation technique to estimate what the price of those equity instruments would have been on the measurement date in an arm’s length transaction between knowledgeable, willing parties. The grant date is determined as May 1, 2021 when Mr. Xu Yiran took office as CEO of the Group. The share-based compensation related to the 50% of shares transferred without repurchase right were expensed off as general and administrative expenses as of grant date. The share-based compensation related to the remaining 50% of shares transferred with repurchase right are amortized on a straight-line basis over 5-year period from the grant date to the date that service conditions are met; in case that the service conditions are waived, the unamortized share-based compensation is to be recognized in the consolidated financial statements immediately.

The table below presents a summary of the Group’s share-based compensation expenses for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2022	2021
General and administrative expenses	$4,528,788	$25,663,139

As of December 31, 2022, total unrecognized compensation expenses were US$15,095,968 and expected to be recognized through the remaining period up to the completion of the Business Combination with MPAC, or through the remaining requisite service period if the Business Combination fails to happen. On January 4, 2023, the Company completed the Business Combination with MPAC and therefore, the total unrecognized compensation expenses shall be fully amortized on the Closing Date.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

9.	TAXATION

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, form April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations, and will be 16.5% for any assessable profits beyond the first HKD2 million. MMV HK was not subject to Hong Kong profit tax for any period presented as it did not have assessable profit during the periods presented.

PRC

On March 16, 2007, the National People’s Congress of the PRC enacted the Enterprise Income Tax (“EIT”) Law, under which FIEs and domestic companies would be subject to EIT at a uniform rate of 25%. Preferential tax treatments will continue to be granted to FIEs or domestic companies which conduct businesses in certain encouraged sectors and to entities otherwise classified as “Software Enterprises”, “Key Software Enterprises”, “Encouraged Enterprises” and/or “High and New Technology Enterprises” (“HNTEs”). The EIT Law became effective on January 1, 2008.

The aforementioned preferential tax rates are subject to annual review by the relevant tax authorities in China. VIE and certain VIE’s subsidiaries were qualified as HNTEs and enjoyed a preferential income tax rate at 15% for the corresponding years from the year they are qualified, respectively, provided that they continue to qualify as HNTEs during such periods.

Loss before income tax expense is incurred in the following major jurisdictions:

	For the years ended December 31,
	2022	2021
Hong Kong and others	$(6,279,083)	$(26,411,409)
PRC (except Hong Kong)	(6,510,228)	(6,279,691)
Total income/(loss) before income tax expense	$(12,789,311)	$(32,691,100)

The income tax provision consists of the following components:

For the years ended December 31,
	2022	2021
Current income tax expenses	$—	$—
Deferred income tax	—	—
Total income tax expenses	$—	$—

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

9.	TAXATION - Continued

A reconciliation between the Group’s actual provision for income taxes and the provision at the PRC, mainland statutory rate is as follows:

	For the years ended December 31,
	2022	2021
Income/(loss) before income tax expense	$(12,789,311)	$(32,691,100)
Computed income tax expense/(benefit) with PRC statutory tax rate	(3,197,328)	(8,172,773)
Effect on tax rates in different tax jurisdictions*	1,400,583	6,493,153
Effect of preferential tax treatments	255,877	368,479
Additional deduction for R&D expenses	(807,514)	(812,466)
Tax effect of non-deductible items	431	1,035
Changes in valuation allowance	2,347,951	2,122,572
Income tax expense/(benefit)	$—	$—

*	It is primarily due to the tax effect of the Company as a tax-exempt entity incorporated in the Cayman Islands. The loss of the Company in the jurisdiction of Cayman Islands was primarily a result of share-based compensation expense.

As of December 31, 2022 and 2021, the significant components of the deferred tax assets are summarized below:

	As of December 31,
	2022	2021
Deferred tax assets:
Bad debt provision	$33,022	$35,740
Inventory impairment	4,118	4,457
Impairment loss of intangible assets	445,153	481,799
Net operating loss carried forward	9,048,531	7,739,468
Total deferred tax assets	9,530,824	8,261,464
Valuation allowance	(9,530,824)	(8,261,464)
Deferred tax assets, net of valuation allowance	$—	$—

As of December 31, 2022 and 2021, the Group had net operating loss carryforwards of approximately $50,807,137 and $42,864,570, respectively, which arose from the Group’s subsidiaries, VIE and the VIEs’ subsidiaries established in the PRC and Hong Kong. As of December 31, 2022 and 2021, deferred tax assets from the net operating loss carryforwards amounted to $9,048,531 and $7,739,468, respectively, and the Group has provided a valuation allowance as it has concluded that it is more likely than not that these net operating losses as well as other temporary difference would not be utilized in the future.

As of December 31, 2022 and 2021, the movement of valuation allowance are as follows:

	As of December 31,
	2022	2021
Balance at the beginning of the year	$(8,261,464)	$(8,936,578)
Application of preferential tax rate	—	2,543,820
Additions of valuation allowance	(2,347,951)	(2,122,572)
Net operating loss expiration	408,596	426,218
Foreign currency translation adjustment	669,995	(172,352)
Balance at the end of the year	$(9,530,824)	$(8,261,464)

The tax losses of the Group expire over different time intervals depending on local jurisdiction. The loss of MultiMetaVerse HK Limited amounted to $1,690,220 is indefinite and will not expire.

As of December 31, 2022, certain PRC entities of the Group had net operating tax loss carry forwards as follows:

Loss expiring in 2023	$10,375,567
Loss expiring in 2024	10,069,903
Loss expiring in 2025	5,251,508
Loss expiring in 2026	10,202,867
Loss expiring in 2027	10,126,892
Total	$46,026,737

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

10.	ORDINARY SHARES

The Company was incorporated on March 18, 2021. The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. Upon its incorporation, the Company issued an aggregate of 50,000,000 ordinary shares to Avatar, DA LIN YING FENG Holdings Limited, and F.L.M Holdings Limited, the first two and a part of the last of who have completed their registration with State Administration of Foreign Exchange (“SAFE”) for their offshore investment in the Company under SAFE Circular 37. On the same day, the Company entered into certain shares subscription agreements (the “Match-up Shares Subscription Agreement”) with each of Avatar, and DA LIN YING FENG Holdings Limited, respectively, for their remaining 76,671,266 ordinary shares eligible for issuance before the completion of the Reorganization.

In May 2021, the Company issued 72,463,517 ordinary shares to Avatar under the Match-up Shares Subscription Agreement.

In July 2021, MMV entered into certain shares subscription agreements (the “ODI Shares Subscription Agreement”) with each of Shenzhen Huaqi Huirui Investment Management Limited Partnership, Jupiter_Lilith Limited and F.L.M Holdings Limited (collectively, the “ODI Shareholders”), respectively. Promptly after the completion of the filings of overseas direct investment of Chinese enterprises (“ODI Filing”) by the ODI Shareholders, MMV shall issue an aggregate of 13,157,927 ordinary shares to ODI Shareholders.

In December 2022, ODI Shareholders completed the ODI Filing. The Company issued (i) 13,157,927 ordinary shares to ODI Shareholders under the ODI Shares Subscription Agreement, and (ii) the remaining 4,207,749 ordinary shares to Avatar and DA LIN YING FENG Holdings Limited pursuant to the Match-up Shares Subscription Agreement, which represented the completion of the Reorganization. The total number of issued and outstanding ordinary shares as of December 31, 2022 was 139,829,193.

The consolidated financial statements for the years ended and as of December 31, 2022 and 2021 were prepared on a retroactive basis to reflect the Group’s Reorganization. The number of shares and net loss per share information is presented as if the Reorganization took place at the beginning of the period presented.

11.	RESTRICTED NET ASSETS

A significant portion of the Group’s operations are conducted through its PRC (excluding Hong Kong) VIE, the Group’s ability to pay dividends is primarily dependent on receiving distributions of funds from its VIE and VIE’s subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by its VIE and VIE’s subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations, and after it has met the PRC requirements for appropriation to statutory reserves. Paid in capital of the VIE and VIE’s subsidiaries included in the Group’s consolidated net assets are also non-distributable for dividend purposes.

In accordance with the PRC regulations on Enterprises with Foreign Investment, a WFOE established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A WFOE is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. WFOE is subject to the above mandated restrictions on distributable profits. Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide a statutory common reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for a discretionary surplus reserve, at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. All of the Group’s PRC consolidated VIE and VIE’s subsidiaries are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations, the Group’s VIE and VIE’s subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of December 31, 2022, no appropriation to the statutory reserve has been made by the Group. As of December 31, 2022, net assets restricted in the aggregate, which are included in the Company’s consolidated net assets were approximately $37,294,460 (December 31, 2021: $38,292,517). The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 € (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company. Please refer to Note 16 for details.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

12.	RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Group has transactions with:

No.	Name of Related Parties	Relationship
1	Qu Xiaodan	A director of the Company
2	Xu Yiran	Chairman, Chief Executive Officer and a significant shareholder of the Company
3	Wang Xiaoting	An employee of Beijing Gaea (as defined below)
4	Wang Yanzhi	Beneficial owner of Avatar
5	Gao Yang	A director and General Manager of Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd., a subsidiary of VIE
6	Horgos Gaea Network Co., Ltd. (“Horgos Gaea”)	An entity controlled by Mr. Wang Yanzhi
7	Ke Xing Shi Dai (Beijing) Technology Co., Ltd. (“Ke Xing”)	An entity controlled by Mr. Wang Yanzhi
8	Beijing Gaea Interactive Entertainment Co., Ltd. (“Beijing Gaea”)	An entity controlled by Mr. Wang Yanzhi
9	Gaea Mobile Limited	An entity controlled by Mr. Wang Yanzhi
10	Shenzhen Gaea Technology Corporation (“Shenzhen Gaea”)	An entity controlled by Mr. Wang Yanzhi
11	Shanghai Youmier Network Technology Co., Ltd (“Shanghai Youmier”)	An entity controlled by Mr. Wang Yanzhi
12	Gaea Hong Kong Limited (“Gaea HK”)	An entity controlled by Mr. Wang Yanzhi
13	Shanghai Huijie Culture Communication Co., Ltd (“Shanghai Huijie”)	The non-controlling shareholder (40%) of Shanghai Huizhiren Cultural Creative Co., Ltd
14	Avatar Group Holdings Limited (“Avatar”)	Major Shareholder of the Company
15	Shanghai Mobi Information Technology Co., Ltd (“Shanghai Mobi”)	An associate that Shanghai Jupiter owns 20% equity interest

Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	As of December 31,
	2022	2021
Accounts receivable
Gaea Mobile Limited	$137,327	$132,288
Shanghai Huijie	—	21,448
Shanghai Mobi	14,499	—
Subtotal	$151,826	$153,736

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

12.	RELATED PARTY TRANSACTIONS - Continued

Amounts due to related parties

Amount due to related parties consisted of the following for the periods indicated:

	As of December 31,
	2022	2021
Amount due to related parties, current portion
Horgos Gaea(a)	$—	$269,065
Beijing Gaea(b)	—	343,756
Xu Yiran(a)	—	790,843
Gao Yang	37,696	78,461
Gaea Mobile Limited(a)	—	674,550
Avatar(a)	—	424,098
Shanghai Huijie(c)	445,840	—
Subtotal	$483,536	$2,580,773

Amount due to related parties, non-current portion
Shenzhen Gaea(d)	5,065,673	5,482,685
Avatar(e)	3,221,438	—
Beijing Gaea(b,e)	3,884,763	—
Wang Yanzhi(e)	1,974,438	2,042,501
Wang Xiaoting(e)	1,686,782	2,206,609
Gaea Mobile Limited(e)	1,583,743	—
Xu Yiran(e)	795,836	—
Gaea HK(e)	546,277	—
Shanghai Youmier(d)	382,764	—
Horgos Gaea(e)	259,430	—
Subtotal	$19,401,144	$9,731,795
Total	$19,884,680	$12,312,568

(a)	The balances as of December 31, 2022 represented the working capital loans from related parties with annualized interest rate ranging from 4.5% to 7.5% and the accrued interest.

(b)

The balance mainly represents the service fees, incurred prior to 2020, for the administrative services provided by Beijing Gaea to the Group. As of December 31, 2022, the balance was $317,610, which was classified as non-current with Beijing Gaea’s letter of not demand repayment signed in April 2023.

(c)	The balance represented advance from Shanghai Huijie for the animation production services provided.

(d)	The Group has engaged Shenzhen Gaea to support the operation and marketing of one of its mobile games from 2020 to 2021. And the balance represented the unpaid amounts accrued under such arrangement. In January 2022, an amendment was entered into among Shenzhen Gaea, Shanghai Youmier and the Group, pursuant to which Shanghai Youmier shall replace Shenzhen Gaea to provide such operation and marketing services starting from January 2022. The balance owed to Shanghai Youmier represented the unpaid service fees over 2022 under this agreement. Both Shenzhen Gaea and Shanghai Youmier have issued letter of not demanding repayment with regard to all the outstanding payables owed by the Group till August 2024 and April 2025, respectively. Therefore, amounts due to Shenzhen Gaea and Shanghai Youmier were classified into non-current liabilities.

(e)

The balances payable as of December 31, 2022 were the principle and interest accrued for long-term loans with interest rate ranging from 4.5% to 7.5% per annum. The loans were to be matured ranging from June 2024 to May 2025. The balance due to Beijing Gaea as of December 31, 2022 was $3,567,153.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

12.	RELATED PARTY TRANSACTIONS - Continued

Related party transactions

	For the years ended December 31,
	2022	2021
Revenue from related parties
Shanghai Huijie(e)	$2,860,019	$1,723,973
Shanghai Mobi	177,274	—
Gaea Mobile Limited	5,168	126,852
Total	$3,042,461	$1,850,825

Loans from related party
Beijing Gaea	$3,492,347	$—
Avatar	2,685,000	420,000
Gaea Mobile Limited	855,000	660,000
Gaea HK	545,000	—
Wang Xiaoting	—	2,129,968
Wang Yanzhi	—	2,005,953
Xu Yiran	—	775,098
Horgos Gaea	—	257,332
Gao Yang	68,361	77,510
Total	$7,645,708	$6,325,861

Repayment of loan from related party
Wang Xiaoting	$445,831	$—
Gao Yang	104,027	—
Total	$549,858	$—

Interest expenses for loans from a related party
Beijing Gaea	$163,972	$—
Avatar	112,340	4,098
Wang Yanzhi	89,472	11,788
Wang Xiaoting	84,479	49,891
Xu Yiran	66,773	6,158
Gaea Mobile Limited	54,192	14,550
Horgos Gaea	11,100	8,471
Gaea HK	1,277	—
Total	$583,605	$94,956

Payables, loans and interests from related party converted to equity
Ke Xing	$—	$32,102,975

Payables due to a related party waived by
Qu Xiaodan	$—	$15,089

Technical and promotional support cost with a related party
Shanghai Youmier	$370,124	$—
Shenzhen Gaea	—	408,267

Receipt in advance from a related party
Shanghai Huijie(c)	456,984	—

Share-based compensation granted to
Xu Yiran	$4,528,788	$25,663,139

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

13.	CONCENTRATION AND RISKS

(a)	Major suppliers

The following suppliers represented 10% or more of the Group’s cost of sale for the years ended December 31, 2021 and 2020 as follows:

	For the years ended December 31,
	2022	%	2021	%
Supplier A	$769,677	12	480,182	8

(b)	Credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection history and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following customers had receivable balance exceeding 10% of the total accounts receivable as of December 31, 2022 and December 31, 2021 as follows:

	As of December 31,
	2022	2021
Customer A	46%	7%
Allowance for doubtful accounts	Not applicable	Not applicable

(c)	Major customers

The customers represented 10% or more of the Group’s total net revenues for the years ended December 31, 2022 and 2021 as follows:

	For the years ended December 31,
	2022	%	2021	%
Customer A (a related party)	$3,236,174	26	$1,723,973	16
Customer B	1,349,669	11	488,682	5

(d)	Foreign exchange risk

The Renminbi (“RMB”) is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Groups’ cash and cash equivalents denominated in RMB amounted to US$609,403 (RMB4,203,174) and $373,768 (RMB2,381,876) as of December 31, 2022 and 2021, respectively.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

14.	COMMITMENTS AND CONTINGENCIES

(a)	Commitment

The Group had no material commitments as of December 31, 2022 and 2021, respectively.

(b)	Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and through the issuance date of these audited condensed consolidated financial statements.

15.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of the audited condensed consolidated financial statements. Based upon this review, except the subsequent events set forth below, the Company did not identify any other subsequent events that would have required adjustments or disclosures in the consolidated financial statements.

Closing of the Business Combination

On January 4, 2023, the Company consummated the previously announced Business Combination contemplated by the Merger Agreement. Pursuant to the Merger Agreement, the Business Combination was completed in two steps: (i) MPAC merged with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); and (ii) Merger Sub merged with and into the Company resulting in the Company being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Business Combination, PubCo was renamed MultiMetaVerse Holdings Limited and its shares began trading on Nasdaq under the ticker symbol “MMV”. PubCo’s public warrants also trade on Nasdaq under the ticker symbol “MMVWW”.

The aggregate consideration for the Business Combination is $300,000,000, payable in the form of 30,000,000 newly issued PubCo ordinary shares valued at $10.00 per share to MMV’s shareholders. On the Closing Date, 139,829,193 MMV ordinary shares then issued and outstanding were transferred to PubCo, and the then shareholders of MMV automatically received their portion of the 30,000,000 PubCo ordinary shares.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP as the Company has been determined to be the accounting acquirer, primarily due to the fact that former MMV shareholders continue to control the post-combination company. Under this method of accounting, although MPAC acquired all of the outstanding equity interests of the Company in the Business Combination, MPAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of the Company issuing stock for the net assets of MPAC, accompanied by a recapitalization. The net assets of MPAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of the Company.

Loans from Related Parties

In April 2023, the Group entered into related party loan agreements, pursuant to which, (i) Avatar shall provide MMV HK a loan of $1,500,000 with a term to maturity of two years and an annual interest rate of 12%, and (ii) a close family member of Mr. Yanzhi Wang, shall provide Shanghai Jupiter a loan of RMB20,000,000 with an interest rate of 12%, which will not to be demanded to be repaid by the lender within 24 months from the issuance of the consolidated financial statements. Both loans were closed on April 27 and helped to further enhance MMV’s liquidity.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

16.	UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) of which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC subsidiary exceed 25% of the consolidated net assets of the Company.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. GAAP have been condensed or omitted. The Company’s investment in subsidiary is stated at cost plus equity in undistributed earnings of subsidiaries.

Investment in subsidiaries, VIE and VIE’s subsidiaries, on the Condensed Balance Sheets, is comprised of the Parent Company’s net investment in its subsidiaries, VIE and VIE’s subsidiaries under the equity method of accounting.

Unaudited Condensed Balance Sheets

	As of December 31,
	2022	2021
Cash and cash equivalents	$14,496	$9
Prepaid expenses and other assets	2,685,000	—
Total current assets	2,699,496	9
Long-term investment	460,000	460,000
Investment in subsidiaries, VIE and VIE’s subsidiaries	(14,805,666)	(7,674,944)
TOTAL ASSETS	$(11,646,170)	$(7,214,935)

Amounts due to related parties, current portion	$623,863	$513,438
Accrued liabilities and other current liabilities	—	30,000
Total current liabilities	623,863	543,438
Amounts due to related parties, non-current portion	3,329,995	—
TOTAL LIABILITIES	$3,953,858	$543,438

Ordinary shares*(par value of $0.0001 per share; 500,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 139,829,193 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	$13,983	$13,983
Subscription receivable	—	(13,983)
Additional paid-in capital	74,238,877	70,183,033
Accumulated deficit	(86,487,293)	(73,972,987)
Accumulated other comprehensive income	(3,365,595)	(3,968,419)
Total shareholders’ deficit	(15,600,028)	(7,758,373)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	(11,646,170)	(7,214,935)

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2022

(In U.S. dollars, except share and per share data)

16.	UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY - Continued

Unaudited Condensed Statements of Comprehensive Income

	For the years ended December 31,
	2022	2021
General and administrative expenses	$5,138,009	$25,736,244
Interest expenses	115,695	10,324
Loss from operations	5,253,704	25,746,568
Loss of subsidiaries, VIE and VIE’s subsidiaries	7,535,607	6,246,944
Income tax expense	—	—
Net loss	$12,789,311	$31,993,512
Other comprehensive loss:
Foreign currency translation loss, net of nil income taxes	(864,594)	536,256
Total comprehensive loss	$11,925,125	$32,529,768

Unaudited Condensed Statements of Cash Flows

	For the years ended December 31,
	2022	2021
Net cash used in operating activities	$504	$(43,391)
Net cash used in investing activities	—	(460,000)
Net cash provided by financing activities	13,983	503,400
Net increase in cash and cash equivalents	14,487	9
Cash and cash equivalents, at beginning of period	9	—
Cash and cash equivalents, at end of year	$14,496	$9